                                                                    Exhibit 10.1
                                                                    ------------
                              SEPARATION AGREEMENT
                              --------------------

          This Separation Agreement ("Agreement") is entered into by and between Julie Cummins Brady ("Employee") and Apertus Technologies Incorporated ("Employer").

          WHEREAS, Employee serves as Vice President and General Counsel of Employer; and

          WHEREAS, Employee and Employer desire to provide for the mutual termination of Employee's employment as of the close of business on December 31, 1997 ("Termination Date") and to fully and finally settle all issues, differences and actual and potential claims between them, including, but in no way limited to, any claim that might arise out of Employee's employment with Employer and the termination thereof.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, Employer and Employee agree as follows:

          1. Employee's employment with Employer will terminate upon the close of business on the Termination Date. Except as provided in paragraph 3, Employee shall continue to perform her duties as a full time employee diligently and to the best of her abilities through the Termination Date. On the the first business day after the Termination Date, Employee shall receive a pay out for accrued and unused vacation and for all deferred compensation.

          2. Employer agrees that as a severance payment, it shall continue to pay to Executive her base salary through September 30, 1998, and shall continue to provide health insurance benefits for Employee and her dependents through September 30, 1998, subject to deductions for federal income tax, FICA and state income tax. Employee shall make the same contribution for health insurance benefits as she would if she continued as an employee of Employer, which shall be a deduction from payments of base salary. Outstanding stock options held by Employee shall fully vest as of the Termination Date, the exercise price thereof shall have the benefit of the Company's repricing plan and such options shall remain exercisable through September 30, 1998. Employee agrees that her rights to all other benefits shall terminate effective at the close of business on the Termination Date. The payments and benefits specified in this Agreement shall discharge any obligations of Employer to Employee for compensation, unused or accrued vacation or any other expectations of remuneration or benefit on the part of Employee.

          3. Beginning after November 28, 1997, Employer agrees that, consistent with her overall duties, Employee may have reasonable time off for job interviews related to new employment.

          4. With respect to any statment about Employee's employment, Employer shall only provide the dates of employment and position held, state that separation from Employer's employment was due to the elimination of the position as Employer became a smaller, more focused company and state that Employee made a valuable contribution to Employer during the period of her employment. With respect to any statement about Employee's employment, Employee shall only provide the dates of employment and position held, state that separation from Employer's employment was due to the elimination of the position as Employer became a smaller, more focused company and state that Employer provided a satisfying employment experience.

          5. This Agreement shall not in any way be construed as an admission by Employer that it has acted wrongfully with respect to Employee, and Employer specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of itself, or its employees.

          6. The terms of this Agreement shall remain strictly confidential between the parties hereto and shall not be disclosed to third persons unless required by law.

          7. Employee hereby affirms that her rights to payments or benefits from Employer are specified exclusively and completely in this Agreement. Any modification of, or addition to, this Agreement must be in writing signed by Employee and by the authorized representative of Employer.

          8. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Minnesota. Nothing contained in this Agreement is intended to violate any applicable law. Should any part of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and the said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

          9. Employee has read the foregoing Agreement and has consulted with an attorney before executing this Agreement. Employee understands the meaning of the terms of this Agreement and their effect and agrees that the provisions set forth in the Agreement are written in understandable language to Employee. Employee enters into this Agreement freely and voluntarily.

          10. As an essential inducement to Employee to enter into this Agreement, and as consideration for the foregoing promises of Employer, Employee agrees that, by this Agreement, Employee and Employer intend to settle any and all claims Employee has or may have against Employer as a result of its hiring Employee, Employee's employment with Employer and the cessation of Employee's employment with Employer. Concurrently herewith, Employer and Employee are executing and delivering a Mutual Release. This Agreement shall become effective 15 days from the date hereof provided that Employee does not rescind the Mutual Release in accordance with its terms.

          11. This Agreement shall inure to the benefit of Employee's heirs, executors and assigns.

          12, Any dispute under this Agreement shall be resolved fully and finally by an arbitrator selected pursuant to, and in an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association.

               IN WITNESS WHEREOF, the parties have executed this Agreement by their signature below.


Dated:   October 10, 1997                  /s/ Julie Cummins Brady
       ------------------------            ----------------------------------
                                               Julie Cummins Brady


Dated:   10/10/97                          APERTUS TECHNOLOGIES
       ---------------------               INCORPORATED


                                           By:  /s/ Robert D. Gordon
                                               ------------------------------
                                           Its:    CEO
                                               ------------------------

                                 MUTUAL RELEASE
                                 --------------


          Julie Cummins Brady ("Employee") and Apertus Technologies Incorporated together with its predecessors, successors, subsidiaries and affiliates and all officers, employees and agents of those persons and companies ("Employer") hereby fully and completely release and waive any and all claims, complaints, causes of action or demands of whatever kind which either has or may have against the other, arising out of any actions, conduct, decisions, behavior or events occurring to the date of each's respective execution of this Mutual Release, except the Separation Agreement of even date herewith.

          Each signatory to this Mutual Release understands and accepts that this Release specifically covers but is not limited to any and all claims, complaints, causes of action or demands which she/it has or may have against the above-referenced released parties relating in any way to the terms, conditions and circumstances of Employee's employment and the termination of her employment with Employer, whether based on statutory or common law claims for employment discrimination, wrongful discharge, breach of contract, breach of any express or implied promise, misrepresentation, fraud, retaliation, breach of public policy, infliction of emotional distress, defamation, promissory estoppel, invasion of privacy, negligence, or any other theory, whether legal or equitable; provided, however, that Employee does not release any right to indemnification arising under the Minnesota Business Corporation Act she may have.

          By their signature below, the parties signing below acknowledge that they fully understand and accept the terms of this Mutual Release, and they represent and agree that their signatures are freely, voluntarily and knowingly given.

          By her signature below, Employee further acknowledges that she has been provided a full opportunity to review and reflect on the terms of this Release and to seek the advice of legal counsel of her choice, which advice she has been encouraged to obtain.

          Employee understands that she may rescind this Mutual Release if she does so in writing, delivered by registered mail to Employer within 15 days of the date of her signature on this Mutual Release.


Dated:   October 10, 1997            /s/ Julie Cummins Brady
       -----------------------      --------------------------------
                                         Julie Cummins Brady

Dated:   10/10/97                   APERTUS TECHNOLOGIES
       ---------------------        INCORPORATED

                                    By:  /s/ Robert D. Gordon
                                        -----------------------------
                                    Its:  CEO
                                        -----------------------------